EXHIBIT 10.3C

NPS PHARMACEUTICALS, INC.

1994 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
(as Amended by the Board of Directors on December 2002)

1.	PURPOSE

1.1 The purpose of the 1994 Non-Employee Directors' Stock Option Plan (the “Plan”) is to provide a means by which each director of NPS Pharmaceuticals, Inc. (the “Company”) who is not otherwise an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a “Non-Employee Director”) will be given an opportunity to purchase stock of the Company.

1.2 The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

1.3 The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.	ADMINISTRATION

2.1 The Plan shall be administered by the Board of Directors of the Company (the “Board”) unless and until the Board delegates administration to a committee, as provided in subparagraph 2.2.

2.2 The Board may delegate administration of the Plan to a committee composed of not fewer than two members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.	SHARES SUBJECT TO THE PLAN

3.1 Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate three hundred sixty thousand (360,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

3.2 The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.	ELIGIBILITY

4.1 Options shall be granted only to Non-Employee Directors of the Company.

5.	NON-DISCRETIONARY GRANTS

5.1 Each person who is, after the date of approval of the Plan by the Board elected for the first time to be a Non-Employee Director shall, upon the date of his initial election to be a Non-Employee Director by the Board or stockholders of the Company, be granted an option to purchase 15,000 shares of common stock of the Company on the terms and conditions set forth herein.

5.2 On December 1, of each year, commencing with December 1, 1994, each person who is then a Non-Employee Director and has been a Non-Employee Director for at least three months, shall be granted an option to purchase 3,000 shares of common stock of the Company on the terms and conditions set forth herein.

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6.	OPTION PROVISIONS

Each option shall contain the following terms and conditions:

6.1 The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date 10 years from the date of grant (“Expiration Date”). If the optionee's service as a Non-Employee Director of the Company or as an employee of or consultant to the Company or any Affiliate of the Company, terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date 12 months following the date of termination of service; provided, however, that if such termination of service is due to the optionee's death, the option shall terminate on the earlier of the Expiration Date or 18 months following the date of the optionee's death. In any and all circumstances, an option may be exercised following termination of the optionee's service as a Non-Employee Director of the Company only as to that number of shares as to which it was exercisable on the date of termination of such service under the provisions of subparagraph 6.5.

6.2 The exercise price of each option shall be 100% of the fair market value of the stock subject to such option on the date such option is granted.

6.3 Payment of the exercise price of each option is due in full in cash upon any exercise; the optionee may elect to make payment of the exercise price under one of the following alternatives:

6.3.1 Payment of the exercise price per share in cash at the time of exercise; or

6.3.2 Provided that at the time of the exercise the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal: (a) payment by delivery of shares of common stock of the Company already owned by the optionee and owned free and clear of any liens, claims, encumbrances or security interests, which common stock shall be valued at its fair market value on the date of exercise; or (b) through surrender of shares of common stock available for exercise under the option, which common stock shall be valued at its fair market value on the date of exercise and owned free and clear of any liens, claims, encumbrances, or security interests.

6.3.3 Payment by a combination of the methods of payment specified in subparagraphs 6.3.1 and 6.3.2 above.

Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of shares of the Company's common stock.

6.4 The Board or Committee may, in its discretion, authorize all or a portion of the Nonstatutory Stock Options to be granted to an Optionee to be on terms that permit transfer by such Optionee to (a) the spouse, children or grandchildren of the Optionee (“Immediate Family Members”), (b) a trust or trusts for the exclusive benefit of such Immediate Family members, or (c) a partnership in which such Immediate Family Members are the only partners, provided that (i) there may be no consideration or any such transfer, (ii) the stock option agreement pursuant to which such Options are granted must expressly provide for transferability in a manner consistent with this Section, (iii) subsequent transfers of transferred options shall be prohibited except those occurring by will or the laws of descent and distribution, and (iv) the Options shall continue to be subject to all the terms and conditions that applied prior to transfer in the same manner and to the same extent as non-transferred options, including Sections 6.5 Vesting; 6.6 Securities Law Compliance. The Options shall be exercisable by the transferee only to the extent, and for the periods specified in such sections. The Company expressly disclaims any obligation to provide notice to a transferee of the termination of the Option.

Unless transfer by an Optionee is specifically provided for in the Option Agreement, a Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a “QDRO”), and shall be exercisable during the lifetime of the person to whom the Statutory Stock Option is granted only by such person or any transferee pursuant to a QDRO.

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6.5 The option shall become exercisable in installments from the date of grant at the rates set forth below. Twenty-eight percent of the shares shall vest at 5:00 p.m., Mountain Standard Time (“MST”), on the first anniversary of the date of grant and three percent of the remaining shares shall vest at 5:00 p.m. MST, on each monthly anniversary date thereafter (i.e., grant date December 1, 1999, 28% vest at 5:00 p.m. MST on December 1, 2000 MST, and 4% vest at 5:00 p.m. MST on the 1st day of each month thereafter), provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or as an employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

6.6 The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6.4, as a condition of exercising any such option: (a) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and (b) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (a) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (b), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.

6.7 Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7.	COVENANTS OF THE COMPANY

7.1 During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

7.2 The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8.	USE OF PROCEEDS FROM STOCK

Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.	MISCELLANEOUS

9.1 Neither an optionee nor any person to whom an option is transferred under subparagraph 6.4 shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

9.2 Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or stockholders or any Affiliate to terminate the service of any Non-Employee Director with or without cause.

9.3 No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the

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purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.

9.4 In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

10.	ADJUSTMENTS UPON CHANGES IN STOCK

10.1 If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

10.2 In the event of: (a) a merger or consolidation in which the Company is not the surviving corporation; (b) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise; (c) a strategic corporate event, such as a merger or acquisition, where the Company is technically the surviving entity, but where other elements of a change of control are present, i.e. change in management team or board composition; (d) a transaction which the Board determines in its sole discretion to constitute a change in control of the Company; or (e) any capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, the time during which Options outstanding under the Plan become vested shall be accelerated and all outstanding Options shall become immediately exercisable upon such event and shall continue to be exercisable until the later of (i) twenty-four (24) months from the effective date of such event, or (ii) the time specified in the stock option agreement during which the Option is exercisable following an Optionee’s termination of service; provided, however, that in no event shall the Option be exercisable after the date 10 years from its date of grant.

11.	RETIREMENT OF OPTIONEE

Notwithstanding any contrary Plan provision, in the event an Optionee’s status as a Director terminates due to Optionee’s Retirement, the Optionee shall vest in that number of shares subject to the Option that would have vested had the Optionee remained in status as a Director for an additional two (2) years from the date of Retirement. In addition, the Option shall remain exercisable until the date 10 years from its date of grant. For purposes of this paragraph, Retirement shall mean the termination of service with the Company or an Affiliate of an Optionee on or after the date on which the Optionee’s number of completed years of service with the Company or Affiliate and age equal or exceed seventy (70) (including termination due to death or Disability after such time).

12.	AMENDMENT OF THE PLAN

12.1 The Board at any time, and from time to time, may amend the Plan. Except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within 12 months before or after the adoption of the amendment, where the amendment will:

12.1.1 Increase the number of shares which may be issued under the Plan;

12.1.2 Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3); or

12.1.3 Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3.

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12.2 Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment unless (a) the Company requests the consent of the person to whom the option was granted and (b) such person consents in writing.

13	TERMINATION OR SUSPENSION OF THE PLAN

13.1 The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on midnight, January 6, 2004. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

13.2   Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

13.3 The Plan shall terminate upon the occurrence of any of the events described in Section 10.2 above.

14.	EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE

14.1 The Plan shall become effective upon adoption by the Board of Directors, subject to the condition subsequent that the Plan is approved by the stockholders of the Company.

14.2 No option granted under the Plan shall be exercised or exercisable unless and until the condition of subparagraph 13.1 above has been met.